Exhibit 10.6

INTERNATIONAL BATTERY METALS LTD.

ROLLING 10%
INCENTIVE SHARE OPTION PLAN

Section 1 General Provisions

1.1	Interpretation

For the purposes of this Plan, the following terms shall have the following meanings:

“Board” means the board of directors of the Company;

“Common Shares” means common shares in the capital of the Company and any shares or securities of the Company into which such common shares are changed, converted, subdivided, consolidated, or reclassified;

“Company” means International Battery Metals Ltd;

“CSE” means the Canadian Securities Exchange;

“Discounted Market Price” means the Market Price, less any applicable discount under Exchange Policies;

“Exchange” means the CSE, TSXV or any other stock exchange on which the Common Shares are listed and posted for trading;

“Exchange Policies” means the policies of the Exchange;

“Insider” has the meaning ascribed to that term in Policy 1.1 of the TSXV Policies;

“ISO” means an Option that is intended to qualify as an incentive stock option within the meaning of Section 422 of US Tax Code;

“Market Price” means the last per share closing price for the Common Shares on the Exchange before the date of grant of an Option;

“Option” means an option granted by the Company to an eligible Participant entitling such Participant to acquire a designated number of Common Shares from treasury at a price determined by the Board;

“Option Period” has the meaning ascribed to that term in Section 2.4(a) hereof;

“Plan” means this Rolling Up to 10% Incentive Share Option Plan;

“Subsidiary” has the meaning ascribed to that term under the Business Corporations Act (British Columbia);

“Tax Obligations” means the Company’s withholding, remittance, and other funding liabilities under applicable tax law;

“Termination Date” means the date on which a Participant ceases to be an eligible Participant;

“TSXV” means the TSX Venture Exchange;

“TSXV Policies” means the policies of the TSXV, including those set forth in the Corporate Finance Manual of the TSXV; and

“US Tax Code” means the United States Internal Revenue Code of 1986, as amended.

Capitalized terms in this Plan that are not otherwise defined herein shall have the meaning set out in the TSXV Policies, including without limitation: “Cashless Exercise”, “Consultant”, “Employee”, “Insider”, “Investor Relations Activities”, “Investor Relations Service Provider”, “Management Company Employee”, “Net Exercise”, “Participant”, “Person”, “Security Based Compensation” and “Security Based Compensation Plan”.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.2	Purpose

The purpose of the Plan is to provide eligible Participants with an incentive to: (i) achieve the long-term objectives of the Company, (ii) encourage the Participant to remain with the Company or a Subsidiary of the Company, (iii) encourage stock ownership by such Participants; and, to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Company.

1.3	Administration

(a)	This Plan shall be administered by the Board, or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than three (3) directors. If a committee is appointed for this purpose, all references to the Board will be deemed to be references to the committee.

(b)	The Plan must be approved by the shareholders at the Company’s annual shareholder meetings held in accordance with applicable corporate and securities laws: (i) if the Company is listed on the CSE, every three years; or (ii) if the Company is listed on the TSXV, annually, provided that additionally, for the purpose of ISOs, this Plan must be approved by the shareholders of the Company (i) no later than twelve (12) months after the date of its adoption by the Board, (ii) at any time that the Company increases the maximum aggregate number of Common Shares that may be issued pursuant to all Options qualified as ISOs granted under this Plan pursuant to Section 1.4(g); and (iii) any change to the class of Employees eligible to receive ISOs pursuant to Section 2.10.

(c)	Subject to the limitations of the Plan and the Exchange Policies, the Board shall have the authority to:

(i)	grant options to purchase Common Shares to eligible Participants;

(ii)	to determine the terms, limitations, restrictions, and conditions respecting such grants;

(iii)	to interpret the Plan and to adopt, amend and rescind such administrative guidelines and any other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

(iv)	to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan including, without limitation, for the purpose of ensuring compliance with Section 1.6 hereof, as it may deem necessary or advisable. The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Company and all other persons.

1.4	Shares Reserved

The number of Common Shares reserved for issuance to a Participant granted under this Plan shall be subject to the following restrictions:

(a)	the aggregate number of Common Shares reserved for issuance pursuant to this Plan must not exceed 10% of the issued and outstanding Common Shares as at the date of the grant or issuance of any Option under this Plan;

(b)	the maximum number of Common Shares issuable pursuant to all Security Based Compensation granted or issued in any 12-month period to any person (and where permitted under the Exchange Policies, any companies that are wholly owned by that Person) must not exceed 5% of the issued and outstanding Common Shares, calculated as at the date any Security Based Compensation is granted or issued to the Person, unless disinterested shareholder approval is obtained;

(c)	the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued to Insiders (as a group) must not exceed 10% of the issued and outstanding Common Shares at any point in time, unless disinterested shareholder approval is obtained;

(d)	the maximum aggregate number of Common Shares issuable pursuant to all Security Based Compensation granted or issued in any 12-month period to Insiders (as a group) must not exceed 10% of the issued and outstanding Common Shares, calculated as at the date any Security Based Compensation is granted or issued to any Insider, unless disinterested shareholder approval is obtained;

(e)	the maximum aggregate number of Common Shares that are issuable pursuant to all Security Based Compensation granted or issued in any 12-month period to any one Consultant must not exceed 2% of the issued and outstanding Common Shares, calculated as at the date any Security Based Compensation is granted or issued to the Consultant;

(f)	the maximum aggregate number of Common Shares that are issuable pursuant to all Options granted in any 12-month period to all Investor Relations Service Providers in the aggregate must not exceed 2% of the issued and outstanding Common Shares, calculated as at the date the Option is granted to any such Investor Relations Service Provider; and

(g)	the maximum aggregate number of Common Shares that may be issued pursuant to all Options qualified as ISOs granted under this Plan shall be fixed at 20,000,000 Common Shares, subject to adjustment in accordance with the terms of this Plan, provided it does not exceed 10% of the issued and outstanding Common Shares as at the date of the grant or issuance of any Option under this plan.

1.5	Amendment and Termination

(a)	The Board may amend or terminate this Plan or any outstanding Option granted hereunder at any time without the approval of the shareholders of the Company or any Participant whose Option is amended or terminated, in order to conform this Plan or such Option, as the case may be, to applicable law or regulation or the requirements of the Exchange or any relevant regulatory authority, whether or not such amendment or termination would affect any accrued rights, subject to the approval of the Exchange or such regulatory authority.

(b)	The Board of Directors may amend or terminate this Plan or any outstanding Option granted hereunder for any reason other than the reasons set forth in Section 1.50 hereof, subject to the approval of the Exchange or any relevant regulatory authority and the approval of the shareholders of the Company if required by the Exchange or such regulatory authority. Subject to Exchange Policies, disinterested shareholder approval will be obtained for any reduction in the exercise price of an Option, or the extension of the term of an Option, if the Participant is an Insider of the Company at the time of the proposed amendment. No such amendment or termination will, without the consent of a Participant, alter or impair any rights which have accrued to him prior to the effective date thereof.

(c)	This Plan, and any amendments thereto, shall be subject to acceptance and approval by the Exchange. Any Options granted prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance are given.

	(d)	If the Corporation becomes listed or quoted on a stock exchange or stock market senior to the CSE or TSXV, the Board may in its absolute discretion, amend or modify this Plan or any Option grant as may be required by the policies of such senior stock exchange or stock market.

1.6	Compliance with Legislation

	(a)	The Plan, the grant and exercise of Options hereunder and the Company’s obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations, of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Company, be required.

	(b)	The Company shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals.

	(c)	No Option shall be granted, and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void.

	(d)	Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws. In particular, if Options are granted to any resident or citizen of the United States, the Board and the Company will use their best efforts to ensure that all matters pertaining to such Options shall be made in compliance with applicable United States securities laws.

1.7	Miscellaneous

	(a)	Nothing contained herein shall prevent the Board from adopting other or additional Security Based Compensation Plans, subject to any required approval.

	(b)	Nothing contained in the Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

	(c)	The Plan does not give any Participant or any employee of the Company or a its Subsidiary the right or obligation to or to continue to serve as a director, officer or employee, as the case may be, of the Company or any of its Subsidiary.

	(d)	The awarding of Options to any Participant is a matter to be determined solely in the discretion of the Board. The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Company or any of its subsidiaries other than as specifically provided for in the Plan.

(e)	No fractional Common Shares shall be issued upon the exercise of options granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 2	Options

2.1	Grants

Subject to the provisions of the Plan and the Exchange Policies, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the exercise of the Options or the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant’s rights in respect of Common Shares acquired upon exercise of an Option may be forfeited, with the discretion in the Board to modify or rescind such restrictions in the event of certain corporate developments such as a takeover bid, reorganization, merger, change in capital or amalgamation. Subject to the provisions of Section 2.10, Options granted under this Plan may be intended to qualify as ISOs.

2.2	Participant Eligibility

Subject to the discretion of the Board, all Directors, Officers, Employees, Management Company Employees and Consultants providing ongoing services to the Company or its Subsidiaries, as applicable, shall be eligible to receive Options under this Plan. In determining Options to be granted under the Plan, the Board shall give due consideration to the value of each Participant’s present and potential future contribution to the Company’s success.

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Participant’s relationship or employment with the Company. In addition, in the case of Employees, Management Company Employees and Consultants, the Company and the Eligible Participant must ensure and confirm that each such Employee, Management Company Employee or Consultant, as the case may be, is a bona fide Employee, Management Company Employee or Consultant, and the Option Agreement to which each such Employee, Management Company Employee or Consultant is a party shall contain a representation of the Company and the Participant to such effect.

Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment by the Company to the Participant.

2.3	Option Price

Subject to Exchange Policies and any limitations imposed by any relevant regulatory authority, the exercise price of an Option granted under this Plan shall be as determined by the Board of Directors when such Option is granted and shall be an amount at least equal to the Discounted Market Price of the Common Shares.

2.4	Exercise of Options

(a)	Options granted must be exercised no later than ten (10) years from the date of grant or such lesser period as may be determined by the Board (the “Option Period”), subject to Section 2.4(i).

(b)	The Board may, subject to Exchange Policies, determine when any Option will become exercisable and may determine that the Option shall be exercisable in installments.

(c)	The Board may, subject to the receipt of any necessary regulatory or stock exchange approvals, in its sole discretion, accelerate the date on which any Option will vest and become exercisable, in whole or in part. For greater certainty, the Board may not accelerate the vesting requirements applicable to Options granted to an Investor Relations Service Provider without the prior written approval of the Exchange.

(d)	Subject to Section 2.4(c), an Option granted to an Investor Relations Service Provider must vest in stages over a period of not less than 12 months from the grant date, such that (i) no more than 1/4 of the Shares issuable under the Option vest no sooner than three months after the Option was granted; (ii) no more than another 1/4 of the Shares issuable under the Option vest no sooner than six months after the Option granted; (iii) no more than another 1/4 of the Shares issuable under the Option vest no sooner than nine months after the Option was granted; and (iv) the remainder of the Common Shares issuable under the Option vest no sooner than 12 months after the Option was granted.

(e)	Options granted under the Plan shall not be transferable or assignable, whether absolutely or by way of mortgage, pledge or other charge, by the Participant other than by will or by testamentary instrument or the laws of succession, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant’s legal representative.

(f)	If required by Exchange Policies, at the time of a grant of Options, a four (4) month hold period (commencing on the date the Options are granted) is required for Options issued to Insiders or Consultants or issued at the Discounted Market Price calculated and defined in accordance with the policies of the Exchange, and any certificate representing the Options that are issued to Insiders or Consultants or issued at the Discounted Market Price, and any Common Shares issued upon the exercise of such Options before the expiry of the hold period shall bear the following legend (in addition to any other legend required pursuant to applicable securities laws):

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate, and any securities issued upon exercise hereof, may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [the date that is four months and one day after the date of the grant of the Option].”

(g)	Upon the death of a Participant, the legal representative of the Participant may exercise any outstanding portion of the Participant’s Options within one year after the date of the Participant’s death (or prior to the expiry of the Option Period, whichever is earlier).

(h)	If a Participant ceases to be an eligible Participant under this Plan for any reason other than death, the Participant may, but only within a reasonable period, not exceeding 12 months, to be set out in the applicable Stock Option Agreement at the time of the grant, following the Participant’s ceasing to be an eligible Participant (or 30 days in the case of an Participant engaged in Investor Relations Activities) or prior to the expiry of the Option Period, whichever is earlier, exercise any Option held by the Participant, but only to the extent that the Participant was entitled to exercise the Option at the date of such cessation. For greater certainty, any Participant who is deemed to be an Employee of the Corporation pursuant to any medical or disability plan of the Company shall be deemed to be an Employee for the purposes of this Plan.

(i)	If the expiry date of an Option (other than an ISO) falls within a period during which the Company has formally imposed a blackout period whereby the Company prohibits Participants from exercising their Options, then conditional upon the Company’s securities not being subject to a cease trade order (or similar order under securities law), the Board, Chief Executive Officer or President of the Company may extend the exercise period of Options up to ten business days, provided that the blackout period expires upon the general disclosure of the undisclosed material information for which the blackout was imposed.

(j)	Options that have been cancelled or that have expired without being exercised continue to be issuable under the Plan.

(k)	Each Option shall be confirmed by an option agreement executed by the Company and by the Participant.

(l)	Subject to Section 2.4(m), the exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft, certified cheque or wire transfer at the time of such exercise, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non- assessable.

(m)	Additionally, subject to Exchange Policies, the Participant (excluding those Persons engaged in performing Investor Relations Activities) may be eligible to exercise such Options through the Cashless Exercise or Net Exercise provisions if permitted by the Company; in such event, the Participant shall complete a notice of cashless settlement form (as provided by the Company) and return the executed form to the Company.

(n)	Common Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Common Shares pursuant thereto shall comply with all relevant provisions of applicable securities law, including, without limitation, the 1933 Act, the United States Securities and Exchange Act of 1934, as amended, applicable U.S. state laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or consolidated stock price reporting system on which prices for the Common Shares are quoted at any given time.

(o)	As a condition to the exercise of an Option, the Company may require, among other things, that the person exercising such Option to represent and warrant at the time of any such exercise that the Common Shares are being purchased only for investment and without any present intention to sell or distribute such Common Shares if, in the opinion of counsel for the Company, such a representation is required by law.

(p)	The exercise of an Option will be subject to the policies, procedures and conditions adopted by the Company from time to time to comply with its obligations imposed under applicable tax law, including, without limitation, the Tax Obligations.

(q)	As a condition of exercise of an Option, the Company may require the Participant to deliver, in addition to the subscription price in respect of which an Option is exercised, a certified cheque, wire transfer or bank draft payable to the Company for the amount determined by the Company to be the appropriate amount on the account of the Tax Obligations.

2.5	Takeover or Change of Control

Subject to the prior acceptance of the Exchange, if required, the Company shall have the power, in the event of:

(a)	any disposition of all or substantially all of the assets of the Company, or the dissolution, merger, amalgamation, or consolidation of the Company with or into any other corporation or of such corporation into the Company; or

(b)	any change in control of the Company,

to make such arrangements as it shall deem appropriate for the exercise of outstanding Options or continuance of outstanding Options, including without limitation, to amend any Stock Option Agreement to permit the exercise of any or all of the remaining Options prior to the completion of any such transaction. If the Company shall exercise such power, the Option shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Participant at any time or from time to time as determined by the Company prior to the completion of such transaction.

2.6	Anti-Dilution of the Option

In the event of:

(a)	any subdivision, redivision or change of the Common Shares at any time during the term of the Option into a greater number of Common Shares, the Company shall deliver, at the time of any exercise thereafter of the Option, such number of Common Shares as would have resulted from such subdivision, redivision or change if the exercise of the Option had been made prior to the date of such subdivision, redivision or change;

(b)	any consolidation or change of the Common Shares at any time during the term of the Option into a lesser number of Common Shares, the number of Common Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Common Shares as would have resulted from such consolidation or change if the exercise of the Option had been made prior to the date of such consolidation or change;

(c)	any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares, or in case of the consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation, subject to the prior acceptance of the Exchange, at any time during the term of the Option, the Participant shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which he was theretofore entitled upon exercise of the Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, he had been the holder of the number of Common Shares to which he was entitled upon exercise of the Option.

Adjustments shall be made successively whenever any event referred to in this section occur, provided that, other than in connection with a subdivision pursuant to Section 2.6(a) or a consolidation pursuant to Section 2.6(b), any such adjustment shall be subject to the prior acceptance of the Exchange, if required under Exchange Policies. For greater certainty, the Participant shall pay for the number of shares, other securities, or property as aforesaid, the amount the Participant would have paid if the Participant had exercised the Option prior to the effective date of such subdivision, redivision, consolidation or change of the Common Shares or such reclassification, consolidation, amalgamation, merger or transfer, as the case may be.

2.7	Withholding Tax

Upon exercise of an Option, the Participant will, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the Common Shares, pay to the Company amounts necessary to satisfy applicable withholding tax requirements or will otherwise make arrangements satisfactory to the Company for such requirements. In order to implement this provision, the Company or any related corporation will have the right to retain and withhold from any payment of cash or Common Shares under the Plan the amount of taxes required to be withheld or otherwise deducted and paid in respect of such exercise. At its discretion, the Company may require a Participant receiving Common Shares upon the exercise of an Option to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution to the Participant in whole or in part until the Company is so reimbursed. In lieu thereof, the Company will have the right to withhold from any cash amount due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also retain and withhold or the Participant may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of Common Shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such Common Shares issuable upon exercise of an Option so withheld.

2.8	Applicable Law

This Plan shall be governed by, administered and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

2.9	Effective Date

The Plan shall be effective upon the approval of the Plan by the Exchange, if and as applicable. Upon the Plan’s acceptance by the Exchange, the Plan will supersede and replace all previous stock option plans of the Company.

2.10	ISOs

(a)	ISOs may only be granted to Employees of the Company or one of its subsidiaries (as the term “subsidiary” is defined in Section 424(f) of the U.S. Tax Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question).

(b)	Notwithstanding Section 2.3 (and subject to Section 2.10(c), the exercise price of an ISO granted under this Plan shall not be less than 100% of the fair market value of a Common Share on the date of grant of the ISO. As used herein, “fair market value” shall mean, unless otherwise provided by the Board at the time of grant, the Market Price, provided that if the Common Shares are no longer listed or are no longer actively traded on a stock exchange at the applicable time, the fair market value of the Common Shares shall be the value as reasonably determined by the Board for purposes of the ISO in the circumstances in accordance with Section 422 of the U.S. Tax Code.

(c)	No ISO may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the U.S. Tax Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such Option is at least 110% of the fair market value of the Common Shares subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted..

(d)	To the extent that the aggregate fair market value (determined at the time of grant of the applicable Option) of Common Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and Common Shares subject to ISOs under all other plans of the Company or one of its subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the U.S. Tax Code and the regulations promulgated thereunder), such Options shall be treated as nonqualified stock options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Board may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as Common Shares acquired pursuant to the exercise of an ISO.

(e)	Notwithstanding Section 2.4(h), if a Participant ceases to be an Employee of the Company or a subsidiary for any reason other than death, any ISOs then held by the Participant must be exercised (i) no later than three (3) months after such termination of the Participant’s employment (or twelve (12) months if such termination is due to the Participant’s Disability) or (ii) prior to the expiry of the Option Period, whichever is earlier, but only to the extent that the Participant was entitled to exercise the Option at the date of such termination of employment. For these purposes, “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the U.S. Tax Code.

(f)	In the event an adjustment is made to the number and type of Common Shares (or other securities) subject to an ISO or the exercise price of an ISO, in connection with a transaction described in Section 2.5 or otherwise, such adjustment shall be made in a manner that satisfies Section 424 of the U.S. Tax Code.

(g)	Notwithstanding any other provision herein, ISOs may not be granted under this Plan on or after the date that is ten (10) years after the date upon which this Plan is first adopted by the Board (or, if earlier, the initial date of the approval of this Plan by the Company’s shareholders).

(h)	If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the U.S. Tax Code, the Option shall be treated as a nonqualified stock option.

(i)	As a condition to being granted an ISO hereunder, the Participant agrees that, upon any sale or other transfer of Common Shares acquired pursuant to the Option that occurs within either one year of the date the shares are acquired by the Participant or two years after the grant date of the Option, the Participant shall promptly give written notice to the Company of such sale or transfer.

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